                           OFFER TO PURCHASE FOR CASH
                 UP TO 13,500,000 CLASS A TRANSFERABLE WARRANTS
                                      AND
           ANY AND ALL OUTSTANDING CLASS B NON-TRANSFERABLE WARRANTS
                                       OF

                       ENDO PHARMACEUTICALS HOLDINGS INC.
                                       AT
                             $0.75 NET PER WARRANT
                                       BY

                       ENDO PHARMACEUTICALS HOLDINGS INC.

                                                                December 5, 2001

TO OUR CLIENTS:

     Enclosed for your consideration is an Offer to Purchase, dated December 5, 2001 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer by Endo Pharmaceutical Holdings, Inc., a Delaware corporation (the "Company"), to purchase up to 13,500,000 of the outstanding Class A Transferable Warrants (the "Class A Warrants") and any and all of the outstanding Class B Non-Transferable Warrants (the "Class B Warrants" and, collectively with the Class A Warrants, the "Warrants") of the Company at a purchase price of $0.75 per Warrant, net to the seller in cash (such amount, or any greater amount per Warrant paid pursuant to the Offer, being referred to as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) FOR CLASS A WARRANTS HELD IN YOUR ACCOUNT. A TENDER OF SUCH CLASS A WARRANTS CAN ONLY BE MADE BY US AS THE HOLDER OF RECORD OR BY OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER WARRANTS HELD BY US FOR YOU IN YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender on your behalf any or all of the Class A Warrants held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     The Offer will expire at 12:00 midnight., New York City time, on January 14, 2002 (the "Expiration Date"), unless extended by the Company. Any Warrants tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Offer Price is $0.75 per Warrant, net to you in cash without interest.

          2.  The Offer is being made for any and all outstanding Warrants.

          3. The Board of Directors of the Company has not made any recommendation to you as to whether you should tender your Warrants pursuant to the Offer.

          4. THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 14, 2002, (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. ANY WARRANTS TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

          5. You will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, transfer taxes with respect to the purchase of Warrants by the Company pursuant to the Offer.

     If you wish to have us tender any or all of your Class A Warrants, please so instruct us by completing, executing and returning the instruction form set forth on the opposite side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Warrants, all such Warrants shall be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER THE CLASS A WARRANTS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER.

     The instructions set forth on the opposite side of this letter will be valid only for the Warrants held by us in your account. IF YOU ARE THE HOLDER OF ANY CLASS B WARRANTS, OR ANY OTHER CLASS A WARRANTS NOT HELD OF RECORD BY US, AND YOU WISH TO TENDER ANY OF SUCH WARRANTS PURSUANT TO THE OFFER, YOU WILL NEED TO SEPARATELY TENDER SUCH WARRANTS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE OFFER TO PURCHASE AND THE ACCOMPANYING LETTER OF TRANSMITTAL.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
           UP TO 13,500,000 OUTSTANDING CLASS A TRANSFERABLE WARRANTS
                                      AND
           ANY AND ALL OUTSTANDING CLASS B NON-TRANSFERABLE WARRANTS
                                       OF
                       ENDO PHARMACEUTICALS HOLDINGS INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Endo Pharmaceutical Holdings Inc., a Delaware corporation (the "Company"), to purchase up to 13,500,000 of the outstanding Class A Transferable Warrants (the "Class A Warrants") and any and all outstanding Class B Non-Transferable Warrants of the Company (the "Class B Warrants" and, collectively with the Class A Warrants, the "Warrants") at a purchase price of $0.75 per Warrant, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal.

     This will instruct you to tender the Class A Warrants held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Dated:

NUMBER OF CLASS A WARRANTS TO BE TENDERED*:

               CLASS A WARRANTS

                                          --------------------------------------
                                                        SIGNATURE

                                          --------------------------------------
                                              (PLEASE TYPE OR PRINT NAME(S))

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                                          --------------------------------------
                                              (PLEASE TYPE OR PRINT NAME(S))

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                                          --------------------------------------
                                                 (AREA CODE AND TEL. NO.)

                                          --------------------------------------
                                          (TAX IDENTIFICATION OR SOCIAL SECURITY
                                                           NO.)

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* None of the Warrants held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Warrants held by us for your account.